UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729	33729
(Address of principal executive offices)	(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2014, HSN, Inc. (the “Company”) announced that Bill Brand was elected to serve as President of HSN and Chief Marketing Officer of the Company. Mr. Brand, age 48, has more than 25 years of experience in the retail and entertainment industries. Mr. Brand joined the Company in 2006 as the Senior Vice President of Programming. In 2013, Mr. Brand was promoted to Chief Marketing Officer and New Business Development Officer of the Company. There are no arrangements or understandings between Mr. Brand and any other persons pursuant to which Mr. Brand was elected as President of HSN and Chief Marketing Officer of the Company, nor are there any transactions involving the Company and Mr. Brand that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release relating to the foregoing announcements, dated July 8, 2014, is furnished herewith as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, INC.

Date: July 8, 2014

	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated July 8, 2014

4